For Immediate Release

CTPartners Executive Search Inc. Announces Financial Results for the 2014 Third Quarter

- Net Revenue Grew 40% to $45.4 Million Year over Year

- Earnings Per Share of $0.17; Adjusted Earnings Per Share Increases to $0.25 Compared to $0.08 in Last Year’s Third Quarter

- Search Assignments Increased 31% Year over Year

- Fourth Quarter 2014 Guidance of Net Revenue of $41.0 Million to $43.0 Million and Adjusted EPS in the Range of $0.19 to $0.21

- Conference Call Tomorrow, Thursday, November 6, 2014 at 8:30 am ET

NEW YORK - November 5, 2014 - CTPartners Executive Search Inc. (NYSE MKT: CTP), a global retained executive search firm, today announced its financial results for the third quarter and first nine months ended on September 30, 2014.

“In the third quarter, CTPartners continued the strong momentum from the first half of the year as revenue grew 40% and adjusted earnings per share tripled over last year’s, exceeding our guidance. This exceptional performance was driven by growth across each of our practice areas and geographic markets as our operating metrics strengthened,” said Brian Sullivan, Chief Executive Officer.

Mr. Sullivan added, “We continue to invest in expanding our geographic footprint enhancing our ability to service our clients across the globe. The recently announced binding letter of intent to acquire Neumann will allow us to further scale our European operations while establishing a presence in the pivotal German executive search market. As we move into the fourth quarter and look to 2015 we are increasingly optimistic that we will continue to successfully execute our growth strategy and drive shareholder value.”

Third Quarter 2014 Results

Net revenue for the third quarter was $45.4 million, representing a 39.6% increase compared to $32.6 million in the prior year’s third quarter. Compared to last year’s third quarter, North America revenue increased 38.6% to $25.9 million over the $18.7 million; EMEA was up 33.3% at $11.5 million compared to $8.6 million; Asia Pacific revenue grew 129.2% to $3.7 million compared to $1.6 million; and Latin America’s revenue of $4.4 million grew 19.5% compared to $3.6 million in last year’s third quarter. On a practice basis, year-over-year, Financial Services improved 30.9% to $11.6 million; Professional Services increased 19.1% to $7.8 million; Industrial grew 41.1% to $5.3 million; Technology Media & Telecom grew 124.2% to $6.2 million; Life Sciences increased 45.4% to $9.1 million; and Consumer/Retail revenue grew 25.3% to $5.6 million.

Compensation expense, excluding non-operating expenses, was $33.3 million, or 73.3% of revenue, compared to $24.5 million, or 75.1% of revenue, in the third quarter of 2013. General and administrative expenses, excluding non-operating expenses, were $8.9 million, or 19.6% of revenue, compared with $6.9 million, or 21.2% of revenue, in the third quarter of 2013.

GAAP net income attributable to the Company for the third quarter was $1.3 million, or $0.17 per share, compared to a net income of $0.7 million, or $0.09 per share, for last year’s third quarter. Excluding after-tax non-operating items of $0.6 million and $0.1 million for 2014 and 2013, respectively, adjusted net income was $1.9 million, or $0.25 per share, compared to an adjusted net income of $0.6 million, or $0.08 per share, in the prior year’s third quarter. A reconciliation of non-GAAP measures is included in this news release.

Adjusted operating income was $3.1 million in the third quarter compared to an adjusted operating income of $1.0 million in the year-ago third quarter. Adjusted operating margin was 6.9% in the third quarter compared to 3.2% in the 2013 third quarter. Adjusted EBITDA was $3.7 million in the 2014 third quarter compared to $1.6 million in the year-ago third quarter. Adjusted EBITDA margin was 8.2% and 5.0% in the third quarter of 2013 and 2014, respectively.

Performance Metrics - Third Quarter 2014

•	The Company was engaged in 445 new search assignments, a 31% increase compared to 341 in the year-ago quarter.

•	The number of placements was 362 compared with 253 in last year’s comparable quarter. The placement rate for this year’s third quarter was 87%.

•	CTPartners had 142 consultants at September 30, 2014, compared with 120 consultants at the end of last year’s comparable quarter. The net revenue per consultant was $1.3 million.

•	Average revenue per search was $100,300 compared to $92,100 in the year-ago quarter.

•	The Company’s voluntary turnover was two consultants in the third quarter of 2014, allowing CTPartners to maintain one of the lowest turnover rates in the executive search industry.

•	The number of clients representing repeat business was 67% in the third quarter and 135 new clients engaged CTPartners for the first time.

Nine-Month Financial Results

For the nine months ended September 30, 2014, net revenue totalled $130.4 million compared to net revenue $96.0 million reported for the nine months ended September, 30, 2013. GAAP net income attributable to the Company for the nine months ended September 30, 2014 was $4.6 million, or $0.59 per share compared to net loss of $1.8 million, or $0.25 per share, for the nine months ended September 30, 2013. Excluding after-tax non-operating items of $1.2 million and $2.7 million for 2014 and 2013, respectively, adjusted net income was $5.8 million, or $0.76 per share, compared to adjusted net income of $0.9 million, or $0.11 per share, in the prior year’s nine month period. Adjusted EBITDA was $11.3 million for the nine months ended September 30, 2014 compared to $3.1 million in the year-ago nine month period. A reconciliation of non-GAAP measures is included in this news release.

Guidance

For the fourth quarter ending December 31, 2014, the Company expects to report net revenue in the range of $41.0 million to $43.0 million and adjusted EPS between $0.19 to $0.21, excluding non-operating items.

Conference Call

The Company will host a conference call and webcast for the investment community on Thursday, November 6, 2014 at 8:30 AM ET. Investors within the United States interested in participating are invited to call 866-700-6293 and reference the Participant Passcode: 44367254. All other international participants can use the dial-in number 617-213-8835 using the same Participant Passcode. A replay of the event will be available for one week following the conclusion of the call. To access the replay, callers in the United States can call 888-286-8010 and reference the Replay Access Code: 74046330. International callers can dial 617-801-6888, using the same Replay Access Code. To access the webcast, please visit http://investor.ctnet.com.
About CTPartners
CTPartners is a leading global executive search firm that is designed to deliver in-depth expertise, creative strategies, and outstanding results to clients worldwide. Committed to a philosophy of partnering with its clients, CTPartners offers a proven track record in C-Suite, top executive, and board searches, as well as extensive experience in serving private equity and venture capital firms.
From its 30 offices in 18 countries, CTPartners serves clients with a global organization of more than 500 professionals and employees, offering expertise in board advisory services, key leadership functions, and executive recruiting services in the financial services, life sciences, industrial, professional services, retail and consumer, and technology, media and telecom industries.

Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.
The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved since these forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Some of the key uncertainties and factors that could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements are: our expectations regarding our revenues, expenses and operations and our ability to sustain profitability; our ability to recruit and retain qualified executive search consultants to staff our operations appropriately; our ability to successfully integrate new executive search consultants and acquired search firms into our operations; our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients; further declines in the global economy and our ability to execute successfully through business cycles; our anticipated cash needs; projected cost savings as a result of reorganization; our anticipated growth strategies and sources of new revenues; unanticipated trends and challenges in our business and the markets in which we operate; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; and the mix of profit and loss by country in which we operate.
The above list should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our annual report on Form 10-K filed on March 12, 2014. The forward looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission.
CTPartners
William J. Keneally - Chief Financial Officer
216-682-3103
wkeneally@ctnet.com
EVC Group
Chris Dailey/Robert Jones - Investor Relations
646-445-4801
cdailey@evcgroup.com

CTPARTNERS EXECUTIVE SEARCH INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	September 30, 2014	December 31, 2013
Assets
Current Assets
Cash	$7,199	$5,654
Accounts receivable, net	38,773	26,381
Other receivables	455	433
Prepaid expenses	3,932	3,974
Deferred income taxes	2,588	3,184
Other	5,883	4,411
Total current assets	58,830	44,037
Non-current assets
Leasehold improvements and equipment, net	4,987	4,149
Goodwill	11,305	5,811
Intangibles, net	4,312	3,746
Other assets	7,344	5,517
Deferred income taxes	4,456	5,482
	$91,234	$68,742
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of long-term debt	$4,712	$4,762
Line of credit	14,496	—
Accounts payable	2,946	3,813
Accrued compensation	34,055	25,201
Accrued business taxes	2,557	2,079
Income taxes payable	974	710
Accrued expenses	3,419	5,571
Total current liabilities	63,159	42,136
Long-Term Liabilities
Long-term debt, less current maturities	3,268	1,295
Deferred rent, less current maturities	734	1,050
Total long-term liabilities	4,002	2,345
Redeemable noncontrolling interest	—	4,088
Stockholders’ Equity
Preferred stock	—	—
Common stock	8	8
Additional paid-in capital	38,361	37,778
Accumulated deficit	(9,679)	(14,242)
Accumulated other comprehensive loss, net of tax	(2,478)	(1,275)
Treasury stock	(2,139)	(2,096)
Total stockholders' equity	24,073	20,173
	$91,234	$68,742

CTPARTNERS EXECUTIVE SEARCH INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenue
Net revenue	$45,439	$32,553	$130,422	$95,959
Reimbursable expenses	1,114	1,088	3,458	3,030
Total revenue	46,553	33,641	133,880	98,989
Operating expenses
Compensation and benefits	33,448	24,667	95,700	74,974
General and administrative	9,562	6,872	26,594	23,502
Reimbursable expenses	1,244	1,240	3,881	3,332
Total operating expenses	44,254	32,779	126,175	101,808
Operating income/(loss)	2,299	862	7,705	(2,819)
Interest expense, net	(12)	(37)	(140)	(156)
Income/(loss) before income taxes	2,287	825	7,565	(2,975)
Income tax (expense)/benefit	(881)	(323)	(2,913)	1,120
Net income/(loss)	1,406	502	4,652	(1,855)
Net (income)/loss attributable to redeemable noncontrolling interest	(105)	156	(89)	98
Net income/(loss) attributable to the Company	$1,301	$658	$4,563	$(1,757)

Basic income/(loss) per common share	$0.18	$0.09	$0.63	$(0.25)
Diluted income/(loss) per common share	$0.17	$0.09	$0.59	$(0.25)
Basic weighted average common shares	7,258,241	7,070,180	7,196,123	7,041,631
Diluted weighted average common shares	7,774,074	7,476,476	7,727,380	7,041,631

CTPARTNERS EXECUTIVE SEARCH INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Nine Months Ended September 30
	2014	2013
Cash Flows From Operating Activities
Net income/(loss)	$4,652	$(1,855)
Adjustments to reconcile net income/(loss) to net cash used in operating activities
Depreciation and amortization	1,762	1,435
Reorganization charges	—	48
Share-based compensation	484	577
Amortization of discount on seller notes	9	89
Amortization of post-combination compensation	—	1,878
Deferred income taxes	1,570	(1,253)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Accounts receivable, net	(12,677)	(878)
Prepaid expenses	1,046	296
Income taxes receivable	—	(605)
Other assets and receivables	(1,232)	(1,895)
Accounts payable	(942)	(42)
Accrued compensation	9,097	(498)
Accrued business taxes	603	(194)
Income taxes payable	129	(259)
Accrued expenses	(2,483)	(113)
Deferred rent	(279)	(295)
Net cash used in operating activities	1,739	(3,564)
Cash Flows From Investing Activities
Acquisition of businesses	(2,921)	(833)
Acquisition of noncontrolling interest	(1,629)	0
Purchase of leasehold improvements and equipment	(1,740)	(942)
Notes receivable issued	(4,139)	—
Repayment of notes receivable	1,000	—
Net cash used in investing activities	(9,429)	(1,775)
Cash Flows From Financing Activities
Principal payments on long-term debt	(4,779)	(3,625)
Net proceeds from line of credit	14,496	—
Repurchase of common stock	—	(15)
Net cash provided by financing activities	9,717	(3,640)
Net (increase)/decrease in cash	2,027	(8,979)
Effect of foreign currency on cash	(482)	374
Cash:
Beginning	5,654	15,947
Ending	$7,199	$7,342

Adjusted Performance Measure, Excluding Non-Operational Charges
Management evaluates the Company’s performance based on Adjusted net income/(loss), Adjusted operating income, Adjusted net income/(loss) per share, Adjusted operating margin, Adjusted EBITDA and Adjusted EBITDA margin. These measures should not be viewed as substitutes for financial information determined in accordance with GAAP, nor are necessarily comparable to the non-GAAP performance measures that may be presented by other companies. We believe the presentation of these non-GAAP measures provides meaningful supplemental information regarding our performance, excluding certain charges that may not be indicative of our core operating results. We include these non-GAAP measures because we believe they are useful to investors in providing more transparency with respect to operational drivers of the business and the supplemental information used by management in evaluation of our ongoing operations.
We calculate Adjusted net income/(loss) as Net income/(loss) excluding the following charges which we do not believe are reflective of our operational results:

•	Post-combination compensation expense

•	Reorganization charges

•	Gain or loss on foreign currency related to funding of foreign subsidiaries

•	Fees and expenses incurred by us in connection with the restatement of our 2012 interim financial statements

•	Fees and expenses incurred in connection with acquisitions

•	Tax effect of the above adjustments
Adjusted operating income is defined as Adjusted net income/(loss) plus interest and tax expense/benefit.
We calculate Adjusted EBITDA as Adjusted Operating Income less depreciation and amortization expense.We calculate Adjusted earnings/(loss) per common share using the weighted average shares outstanding amounts used in the calculation of diluted earnings per share in accordance with GAAP. Adjusted operating margin is calculated as Adjusted operating income divided by net revenues for the period. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by net revenues for the period.

The following table reconciles non-GAAP measures to net income:

	(in thousands, except per share amounts)
	Three Months Ended September 30		Nine Months Ended September 30
	2014	2013	2014	2013
CALCULATION OF "AS ADJUSTED" AND "ADJUSTED EBITDA" PERFORMANCE MEASURE
Net income/(loss)	$1,406	$502	$4,652	$(1,855)
Adjustments:
Post-combination compensation and reorganization expense	—	212	—	2,516
Foreign exchange loss/(gain) on funding of foreign subsidiaries	203	(87)	232	820
Costs incurred for restatement, acquisition and integration	614	52	1,617	1,137
Tax effect of the adjustments	(313)	(70)	(708)	(1,746)
Adjusted net income	$1,910	$609	$5,793	$872

Interest expense/(income)	$12	$37	$140	$156
Tax expense/(benefit)	1,194	393	3,621	626
Adjusted operating income	3,116	1,039	9,554	1,654
Depreciation and amortization	588	589	1,762	1,435
Adjusted EBITDA	$3,704	$1,628	$11,316	$3,089

Adjusted operating margin	6.9%	3.2%	7.3%	1.7%

Adjusted EBITDA margin	8.2%	5.0%	8.7%	3.2%

Earnings per common share, as adjusted	$0.25	$0.08	$0.76	$0.11
Use of non-GAAP measures: The table above contains selected financial information calculated other than in accordance with U.S. Generally Acceptable Accounting Principles (“GAAP”).

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES SUPPLEMENTAL
PERFORMANCE METRICS

REVENUE BY REGION

	Q3 2014		Q3 2013
By Region	Revenue	%	Revenue	%	Increase / (Decrease)%

North America	$ 25,896	57.0%	$ 18,686	57.4%	$ 7,210	38.6%
EMEA	11,457	25.2%	8,596	26.4%	2,861	33.3%
Asia Pacific	3,732	8.2%	1,628	5.0%	2,104	129.2%
Latin America	4,354	9.6%	3,643	11.2%	711	19.5%
TOTAL	$ 45,439	100%	$ 32,553	100%	$ 12,886	39.6%

REVENUE BY PRACTICE AREA

	Q3 2014		Q3 2013
By Practice	Revenue	%	Revenue	%	Increase / (Decrease)%

Financial Services	$ 11,561	25.4%	$ 8,835	27.1%	$ 2,726	30.9%
TMT	6,157	13.6%	2,746	8.5%	3,411	124.2%
Life Sciences	9,103	20.0%	6,261	19.2%	2,842	45.4%
Professional Services	7,765	17.1%	6,521	20.0%	1,244	19.1%
Consumer/Retail	5,589	12.3%	4,459	13.7%	1,130	25.3%
Industrial	5,264	11.6%	3,731	11.5%	1,533	41.1%
TOTAL	$ 45,439	100%	$ 32,553	100%	$ 12,886	39.6%

REVENUE BY REGION, SEQUENTIAL

	Q3 2014		Q2 2014
By Region	Revenue	%	Revenue	%	Increase / (Decrease)%

North America	$ 25,896	57.0%	$ 27,565	61.1%	$ (1,669)	-6.1%
EMEA	11,457	25.2%	10,021	22.2%	1,436	14.3%
Asia Pacific	3,732	8.2%	2,769	6.1%	963	34.8%
Latin America	4,354	9.6%	4,758	10.6%	(404)	-8.5%
TOTAL	$ 45,439	100%	$ 45,113	100%	$ 326	0.7%

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES SUPPLEMENTAL
PERFORMANCE METRICS (CONTINUED)

REVENUE BY PRACTICE AREA, SEQUENTIAL

	Q3 2014		Q2 2014
By Practice	Revenue	%	Revenue	%	Increase / (Decrease)%

Financial Services	$ 11,561	25.4%	$ 13,141	29.1%	$ (1,580)	-12.0%
TMT	6,157	13.6%	6,046	13.4%	111	1.8%
Life Sciences	9,103	20.0%	7,788	17.3%	1,315	16.9%
Professional Services	7,765	17.1%	7,771	17.2%	(6)	-0.1%
Consumer/Retail	5,589	12.3%	5,913	13.1%	(324)	-5.5%
Industrial	5,264	11.6%	4,454	9.9%	810	18.2%
TOTAL	$ 45,439	100%	$ 45,113	100%	$ 326	0.7%

SUPPLEMENTAL INFORMATION

	Three Month Period Ended September 30		Increase / (Decrease)	% Increase / (Decrease)
	2014	2013
# of new search assignments	445	341	104	30.5%
# of executive search consultants	142	120	22	18.3%
Productivity	$ 1,271,000	$ 1,085,100	$ 185,900	17.1%
Avg. revenue per executive search	$ 100,300	$ 92,100	$ 8,200	8.9%